UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2011

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 15, 2011, United Insurance Holdings Corp. (the Company) issued a press release relating to the Company's earnings for the first quarter ended June 30, 2011 (the Earnings Release). A copy of the Earnings Release is attached as Exhibit 99.1. The information furnished under this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Information responsive to Item 5.02(b):

On August 15, 2011, United Insurance Holdings, Inc. (the “Company” or “United”), issued a press release announcing that Joseph Peiso, United's Chief Financial Officer, will resign effective August 15, 2011. Mr. Peiso's duties will be assumed by existing personnel until the Company names a replacement. There was no disagreement or dispute with the Company concerning Mr. Peiso's resignation.

The press release also announced that Donald Cronin, age 57, the Company's President, Chief Executive Officer and a director, advised the Board of his desire to retire at the end of the 2011 hurricane season, or at such earlier time as his successor is identified. In response, the Board has formed a strategic growth and development committee. Larry Swets, a director, will serve as Chairman of the committee. Mr. Cronin will remain in his present position pending the appointment of his successor.

A copy of United's press release announcing Mr. Peiso's resignation and Mr. Cronin's retirement is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press release issued by the Company on August 15, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By: /s/ Donald J. Cronin
Name: Donald J. Cronin
Title: Chief Executive Officer

Date: August 15, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on August 15, 2011.